Exhibit 99.1

                                                                     NEWS
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KeySpan Corporation                                        For Immediate Release

Contacts:         Investors                                Media Relations
                  George Laskaris                          Andrea Staub
                  718.403.2526                             516.545.5052
                                                           516.824.1241 (pager)



       KeySpan to Reduce its Ownership in The Houston Exploration Company
                    in Exchange for Subsidiary Holding $389
             Million in Cash and $60 million in Producing Properties


New York, May 26, 2004 - KeySpan today announced the successful pricing of an exchange transaction with The Houston Exploration Company (NYSE: THX), which will reduce KeySpan's ownership of Houston Exploration to 24% from 55%.

Under the terms of the proposed agreement, The Houston Exploration Company will redeem 10.8 million shares of Houston Exploration common stock from KeySpan, in exchange for 100% of a wholly owned Houston Exploration subsidiary, Seneca-Upshur Petroleum, Inc. Houston Exploration will retire 4.6 million shares and will issue 6.2 million shares in a public offering.

Based on the Houston Exploration announced offering price of $48.00 per share, KeySpan's Seneca-Upshur's shares will be valued at the equivalent of $449.0 million, or $41.57 per share. Seneca-Upshur's assets will consist of Appalachian producing properties valued at $60.0 million dollars, and $389.0 million in cash. Seneca-Upshur's proven reserves of 50.5 billion cubic feet of natural gas equivalent (Bcfe) represent approximately 7% of Houston Exploration's proved reserves.

Houston Exploration has granted the underwriters the option to purchase up to an additional 930,000 shares at the public offering price to cover any over-allotments. If the green shoe is exercised in full, KeySpan's ownership of Houston Exploration will decline by 310,000 shares to 22.5% and the value of the exchange will increase to $463.3 million or $41.70 per share.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state.

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A member of the Standard & Poor's 500 Index,  KeySpan Corporation  (NYSE:KSE) is
the fifth largest distributor of natural gas in the United States and the largest in the Northeast, operating regulated gas utilities in New York,
Massachusetts  and  New  Hampshire,   serving  2.5  million   customers.   These
customer-focused businesses are complemented by a portfolio of service companies which offer energy-related products, services and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State. We own approximately 6,600 megawatts of generating capacity, providing power to 1.1 million customers of the Long Island Power Authority on Long Island and supplying approximately 25 percent of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in natural gas exploration, production, pipeline transportation, distribution and storage, and Canadian gas processing. KeySpan has headquarters in Brooklyn, New England and
Long   Island.   For   more   information,   visit   KeySpan's   web   site   at
www.keyspanenergy.com.


Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.


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